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Exhibit 4.1

SUBSCRIPTION RIGHTS AGREEMENT

        This Subscription Rights Agreement (the "Agreement"), made and entered into as of this day of                         2002, by and between WORLDGATE COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY (the "Subscription Agent"),

W I T N E S S E T H    T H A T:

        WHEREAS, the Company has filed a Registration Statement on Form S-1 (Registration No. 333-            ) with the Securities and Exchange Commission (the "Registration Statement") in connection with the proposed offering (the "Rights Offering") of up to 6,000,000 Units, each consisting of one share of Common Stock, $0.01 par value per share (the "Common Stock"), and one Redeemable Common Stock Purchase Warrant (the "Warrant"), for sale to holders of non-transferable subscription rights (the "Rights"), which are to be issued to holders (the "Common Stockholders") of outstanding shares of the Company's Common Stock,

        WHEREAS, the Subscription Agent presently serves as transfer agent and registrar of the Company's Common Stock and will also serve as transfer agent and registrar for the Rights and the Warrants;

        WHEREAS, the Company intends to issue to the Common Stockholders one Right (the "Basic Subscription Right") for each share of Common Stock held of record as of                        , 2002 (the "Record Date"), and intends that the Rights will be exercisable to purchase one unit (the "Unit") at a subscription price of $    (U.S.) per Unit (the "Subscription Price") that any Rights holder who exercises all of their Basic Subscription Rights may subscribe for additional Units pursuant to a limited Over-Subscription Right (as defined herein), and that the Rights will be evidenced by non-transferable certificates (the "Rights Certificates") in a form satisfactory to the Subscription Agent and the Company; and

        WHEREAS, the Company desires to employ the Subscription Agent to act as a subscription agent in connection with the Rights Offering, including, but not limited to, the issuance and delivery of the Rights Certificates, and the Subscription Agent is willing to act in such capacity:

        NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Rights and the Rights Certificates and the respective rights and obligations thereunder of the Company, the holders of Rights Certificates and the Rights Agent, the parties agree as follows:

ARTICLE I
APPOINTMENT OF SUBSCRIPTION AGENT

        1.1    Appointment of Subscription Agent.    The Company hereby appoints the Subscription Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Subscription Agent hereby accepts such appointment.

ARTICLE II
DELIVERY OF DOCUMENTS BY COMPANY

        2.1    Delivery of Documents by Company.    The Company will cause to be timely delivered to the Subscription Agent sufficient copies of the following documents for delivery to all intended recipients of the Rights (the "Rights Offerees"):

          (a)  the Prospectus;

          (b)  blank Rights Certificates, including instructions for completion;

          (c)  a transmittal letter to Rights Offerees (the "Rights Letter");

          (d)  separate instructions for Rights Offerees who are nominees (the "Nominee Instructions"); and

          (e)  a notice of guaranteed delivery (the "Notice of Guaranteed Delivery").

        2.2    Additional Documents to be Delivered by Company.    The Company will also deliver to the Subscription Agent:

          (a)  resolutions adopted by the Board of Directors of the Company in connection with the Rights Offering, certified by the Secretary or Assistant Secretary of the Company; and

          (b)  on or promptly following the Expiration Date (as defined below), sufficient blank forms for the issuance of the Warrants.

ARTICLE III
DETERMINATION OF RIGHTS OFFEREES AND RIGHTS

        3.1    Determination of Rights Offerees.    On or about the Record Date, the Subscription Agent shall create and maintain, from the stock ledger and register it maintains in its capacities as transfer agent and registrar for the Common Stock, a list of the names, addresses and taxpayer identification numbers of the Rights Offerees and the number of Rights each such Rights Offeree is entitled to receive in the Rights Offering (the "Rights Ledger"). With respect to the Common Stock held of record by stock depositary trust companies, the Subscription Agent and the Company shall timely solicit and obtain a list containing similar information with respect to the broker/dealers or banks for whom such companies hold such stock as nominee. The Rights Offerees shall be established as of the close of business on the Record Date.

        3.2    Determination of Rights.    Each Rights Offeree shall receive one Right for each one share of Common Stock held of record as of the Record Date. Fractional Rights will not be issued by the Company.

ARTICLE IV
MAILING OF SUBSCRIPTION DOCUMENTS BY SUBSCRIPTION AGENT

        4.1    Mailing of Subscription Documents by Subscription Agent.    Except as provided in Section 4.2 below, upon the written advice of the Company, signed by any of its duly authorized officers, after the date of effectiveness of the Registration Statement, the Subscription Agent shall mail or cause to be mailed, via first class mail, to each Rights Offeree a prospectus, Rights Certificate, including instructions for completion, Rights Letter and Notice of Guaranteed Delivery (the "Subscription Documents"). Prior to mailing, the Subscription Agent, as transfer agent and registrar for the Rights, will cause to be issued Rights Certificates in the names of the Rights Offerees and for the number of Rights to which they are each entitled, as determined in accordance with Section 3 above. The Subscription Agent shall make reasonable efforts to identify which of the Rights Offerees are likely to be nominee holders and to include the Nominee Instructions with such mailing to such Rights Offerees. The Subscription Agent shall either manually sign or affix a duly authorized facsimile signature on all Rights Certificates. The signatures of the officers of the Company on the Rights Certificates shall be facsimile signatures. Immediately after the Rights Certificates are mailed, the Subscription Agent shall execute and deliver to the Company a certificate in the form of Exhibit A hereto.

        4.2    Foreign Stockholders.    If requested by the Company, the Subscription Agent shall airmail or courier the documents required by Section 4.1 to Rights Offerees whose addresses are outside the

United States or Canada and take other reasonable action requested by the Company to cause the timely delivery of such documents to such Rights Offerees.

ARTICLE V
SUBSCRIPTION PROCEDURE

        5.1    Valid Exercise of Rights.    For a valid exercise of Rights to occur, the Subscription Agent must receive, by mail, hand delivery, and otherwise, prior to 5:00 p.m., New York City time, on            , 2002 (the "Expiration Date"), which time period may be extended for up to 30 days by the Company, the Rights Certificate pertaining to such Rights, which has been properly completed and endorsed for exercise, as provided in the instructions on the reverse side of the Rights Certificate, and payment in full in U.S. dollars of the Subscription Price for the number of Units subscribed by check, bank check, money order or other negotiable instrument payable to the order of "American Stock Transfer & Trust Company, as Subscription Agent—WorldGate Communications, Inc."

        5.2    Guaranteed Signatures.    If a Rights Offeree requests that the Rights Certificate representing the Common Stock or Warrants to be issued in a name other than the name of the Rights Offeree or such certificate is to be sent to an address other than the address shown on such Rights Offeree's Rights Certificate, the signatures on such Rights Certificate must be guaranteed by a financial institution (including commercial banks, savings and loan associations and brokerage houses) that is a member of a recognized signature guarantee or medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution").

        5.3    Depository Trust Company.    In the case of Rights Offerees of Rights that are held of record through the Depository Trust Company ("DTC"), exercises of the Basic Subscription Right may be effected by instructing DTC to transfer Rights from the DTC account of such Rights Offeree to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Unit subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right. Alternatively, a Rights Offeree may exercise the Rights evidenced by the Rights Certificate by effecting compliance with the procedures for guaranteed delivery set forth in Section 5.4 below.

        Notice of Guaranteed Delivery.    If a Rights Offeree wishes to exercise Rights, but time will not permit such Rights Offeree to cause the Rights Certificate evidencing such Rights to reach the Subscription Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions are met (the "Guaranteed Delivery Procedures"): (a) such Rights Offeree has caused payment in full of the Subscription Price for each Unit being subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right to be received by the Subscription Agent on or prior to the Expiration Date; (b) the Subscription Agent receives, on or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Subscription Documents, from an Eligible Institution, stating the name of the Rights Offeree, the number of Rights held by the Rights Certificate or Rights Certificates held by such Rights Offeree, the number of Units being subscribed for pursuant to the Basic Subscription Right and the number of Units, if any, being subscribed for pursuant to the Over-Subscription Right, and guaranteeing the delivery to the Subscription Agent of the Rights Certificate evidencing such Rights at or prior to 5:00 p.m., New York City time, on the date three (3) business days following the date of the Notice of Guaranteed Delivery; and (c) the properly completed Rights Certificate(s) evidencing the Rights being exercised, with any required signatures guaranteed, are received by the Subscription Agent, or such Rights are transferred into the DTC account of the Subscription Agent, at or prior to 5:00 p.m., New York City time, on the date three (3) business days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Rights Certificates at the addresses set forth above, or may be transmitted to the Subscription Agent by telegram or facsimile transmission (facsimile: 800 937-5449).

        5.4    Deemed Exercises.    If a Rights Offeree has not indicated the number of Rights being exercised, or if the Subscription Price payment forwarded by such Rights Offeree to the Subscription Agent is not sufficient to purchase the number of Units subscribed for, the Rights Offeree will be deemed to have exercised the Basic Subscription Right with respect to the maximum number of Rights which may be exercised for the Subscription Price delivered to the Subscription Agent and, to the extent that the Subscription Price payment delivered by such Rights Offeree exceeds the Subscription Price multiplied by the maximum number of Rights which may be exercised (the "Subscription Excess"), the Rights Offeree will have been deemed to have exercised its Over-Subscription Right to purchase, except as provided in Section 8.2, that number of Units equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, up to the maximum number of Units purchasable by such Rights Offeree. The Subscription Agent, as soon as practicable after the exercise of the Rights, shall mail to such Rights Offerees any portion of the Subscription Excess not applied to the purchase of Units pursuant to the Over-Subscription Right, without interest or deduction.

        5.6    Amendment of Subscription Procedure.    The Subscription Agent will follow and act upon any reasonable amendments, modifications or supplements to the subscription procedures, and upon any further reasonable information in connection with the terms of the Rights Offering, any of which may be given to the Subscription Agent by the Company or by its legal counsel including instructions with respect to (i) any extension or other modifications of the Rights Offering and (ii) the amount or manner of payment for any Common Stock purchasable in the Rights Offering.

ARTICLE VI
DELIVERY OF STOCK CERTIFICATES AND WARRANTS

        6.1    Delivery of Stock Certificates and Warrants.    As soon as practicable after the Expiration Date, the Subscription Agent shall mail certificates representing the Warrants and Common Stock subscribed for by the holders of the Rights. The certificates shall be mailed via first class mail to the subscribers' address as shown on the reverse side of the Rights Certificate or, if none, then as listed on the Subscription Agent's register. The Subscription Agent shall maintain a mail loss surety bond protecting the Company and the Subscription Agent from loss or liability arising out of non-receipt or non-delivery of such certificates.

ARTICLE VII
FRACTIONAL UNITS AND SHARES

        7.1    Fractional Units and Shares.    No fractional Units will be issued by the Company. A Rights Certificate may not be divided in such a manner as would permit the holders to subscribe for a greater number of Units than the number for which they would be entitled to subscribe under the original Rights Certificate. Rights Offerees, such as banks, securities dealers and brokers, who receive Rights as nominees for one or more beneficial owners shall be entitled to exercise their Rights Certificates on behalf of the beneficial owners.

ARTICLE VIII
OVER-SUBSCRIPTION RIGHT

        8.1    Prorating of Basic Subscription Right if Insufficient Units.    If there are insufficient Units to fill all Basic Subscription Rights, the Units that are available will be allocated to the Company's subscribing Rights Offerees on a pro rata basis in proportion to the total number of rights granted to each Rights Offeree.

        8.2    Over-Subscription Right.    If a Rights Offeree exercises his or her Basic Subscription Right in full, the Rights Offeree may subscribe for additional Units (the "Over-Subscription Right") at the Subscription Price. The Subscription Agent shall determine the number of Units subscribed for pursuant to the exercise of the Over-Subscription Right. If sufficient Units in excess of all Units subscribed for pursuant to the regular exercise of Rights are available to satisfy all exercised Over-Subscription Rights, the Subscription Agent shall fill all such exercised Over-Subscription Rights as and to the same extent as if pursuant to the regular exercise of Rights. To the extent, however, that sufficient Units are not available to fill all such exercised Over-Subscription Rights, the Units which are available will be allocated among those electing to additionally subscribe on a pro rata basis in proportion to the amount of each securityholder's Over-Subscription. Unsubscribed Rights as of the Expiration Date may be subscribed for by those electing to exercise the Over-Subscription Right. To exercise the Over-Subscription Right, the appropriate block on the Over-Subscription form must be completed and payment in full for additional Units must accompany the form and be submitted to the Subscription Agent prior to the Expiration Date.

        8.3    Refund.    In the event any holder who exercises his Basic Subscription Right or Over-Subscription Right does not receive the Units subscribed therefor, the Subscription Agent shall refund the Subscription Price paid for the Units not received, without interest, to such holder promptly after the Expiration Date.

ARTICLE IX
DEFECTIVE EXERCISE OF RIGHTS; LOST RIGHTS CERTIFICATES

        9.1    Defective Exercise of Rights.    The Company shall have the absolute right to reject any defective exercise of Rights or to waive any defect in exercise and the Company's interpretations of the terms and conditions of the Rights Offering shall be final and binding. All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to the beneficial ownership) and the acceptance of subscriptions and payment of the Subscription Price will be determined by the Company, which determinations shall be final and binding. If the Company advises the Subscription Agent that the Company rejects any defective exercise of Rights (except a failure to pay the full Subscription Price with respect to such exercise), the Subscription Agent shall as soon as practicable either (i) telephone the holder of such Rights (at the telephone number on the reverse side of the Rights Certificate) to explain the nature of the defect if the defect and the necessary correction can be adequately explained by telephone and the holder can correct the defect without possession of the Rights Certificates, or (ii) mail the Rights Certificate, together with a letter explaining the nature of the defect in exercise and how to correct the defect. If an exercise is not defective except that there is a partial payment of the Subscription Price, the Subscription Agent shall issue only the number of Units for which sufficient payment has been made and seek additional payment for the remaining number of Units for which the exercise of the underlying Rights had been attempted. Any Rights Certificate with respect to which defects in exercise are not corrected prior to 5:00 p.m., New York City time, on the Expiration Date, shall be returned with any applicable tendered funds, without interest, to the holder of such Rights Certificate.

        9.2    Lost Rights Certificates.    If any Rights Certificate is alleged to have been lost, stolen or destroyed, the Subscription Agent should follow the same procedures followed for lost stock certificates representing shares of Common Stock of the Company that the Company and the Subscription Agent in its capacity as transfer agent for the Common Stock use, provided that such procedure must be completed prior to the Expiration Date in order to be effective.

ARTICLE X
PROOF OF AUTHORITY TO SIGN

        10.1    Proof of Authority to Sign.    The Subscription Agent need not procure supporting legal papers, and is authorized to dispense with proof of authority to sign (including any proof of appointment or authority to sign of any fiduciary, custodian for a minor, or other person acting in a representative capacity), and to dispense with the signatures of co-fiduciaries, in connection with exercise of the Rights in the following cases:

          (a)  where the Rights Certificate is registered in the name of an executor, administrator, trustee, custodian for a minor or other fiduciary, and the subscription form thereof is executed by such executor, administrator, trustee, custodian for a minor or other fiduciary, and the shares of Common Stock and Warrants comprising the Units subscribed for are to be issued in the name of the registered holder of the Rights Certificate, as appropriate;

          (b)  where the Rights Certificate is in the name of a corporation and the subscription form thereof is executed by an officer of such corporation and the shares of Common Stock and Warrants comprising the Units subscribed for are to be issued in the name of such corporation;

          (c)  where the Rights Certificate is executed by a bank or broker as agent for the registered holder of the Rights Certificate; provided that, the shares of Common Stock and Warrants subscribed for are to be issued in the name of the registered holder of the Rights Certificate; and

          (d)  where the Rights Certificate is registered in the name of a decedent and the subscription form thereof is executed by a subscriber who purports to act as the executor or administrator of the estate, provided (i) the subscription is for not more than $1,000, and (ii) the Units subscribed for are to be registered in the name of the subscriber as executor or administrator of such estate of the deceased registered holder. In all of the cases set forth in this Section 10 and notwithstanding anything contained in this Agreement to the contrary, the check tendered in payment of the applicable subscription must be drawn for the proper amount, to the order of the Subscription Agent and otherwise be in proper form, and there must be no evidence indicating that the subscriber is not the duly authorized representative he purports to be. In cases other than those set forth above, the Subscription Agent should procure the necessary legal documents. However, in the event that all legal requirements for proper exercise of the Rights have not been met at the Expiration Date, the Subscription Agent may accept approval from the Company as to whether such Rights Certificates may be accepted and the Units subscribed for thereunder issued.

ARTICLE XI
ESCROW OF FUNDS

        11.1    Escrow of Funds.    Any funds received by the Subscription Agent as payments in connection with subscriptions for Units pursuant to the Rights Offering shall be deposited in an escrow account maintained by the Subscription Agent to be held in trust and escrow by the Subscription Agent (and shall be invested in a non-interest-bearing bank account or other investment acceptable to the Company) pending receipt of written disbursement instructions and written instructions from the Company to mail the Units subscribed for pursuant to the Rights, at which time the funds shall be disbursed in accordance with such written disbursement instructions. The Subscription Agent is hereby authorized and directed to endorse, negotiate and deposit all subscription payments into the escrow account. All interest on any funds received by the Subscription Agent shall inure to the benefit of and belong to the Company, including interest on any funds returned by the Subscription Agent to subscribers. All interest shall be disbursed or invested in accordance with written instructions from the Company. The Subscription Agent shall account on a weekly basis to the Company for all escrowed funds and on a more frequent basis, if requested by the Company.

        11.2    Collection Procedure.    If the Subscription Agent rejects any Rights exercise (including any exercise of Over-Subscription Rights) for which the Subscription Agent has already collected funds, it shall promptly issue a refund check to the rejected Rights Offeree. If the Subscription Agent rejects any Rights exercise for which the Subscription Agent has not yet collected funds but has submitted the Rights Offeree's check for collection, the Subscription Agent shall promptly remit the Rights Offeree's check directly to such Rights Offeree.

ARTICLE XII
INFORMATION PROVIDED TO THE COMPANY

        12.1    Reports.    The Subscription Agent shall notify the Company (attn: Randall J. Gort, Esq. 215-354-5100) or his designee, and Brean Murray & Co., Inc. on or before 4:00 p.m., New York City time, on each business day during the period commencing with mailing of the Rights Certificates and ending at the Expiration Date (and in the case of guaranteed delivering, ending three (3) business days after the Expiration Date) of (i) the number of Units validly subscribed for, (ii) the number of Units subject to guaranteed delivery, (iii) the number of Units for which defective subscriptions have been received and the nature of such defects, (iv) the number of Units validly subscribed for pursuant to the Over-Subscription Right, (v) the amounts of collected funds in the subscription escrow account established under this Agreement, (vi) each investor's name, (vii) the number of Rights exercised by each investor, (viii) the payment amount received from each investor, (ix) each investor's social security number, and (x) such other information as shall be reasonably requested by the Company or Brean Murray & Co., Inc. At or before 5:00 p.m., New York City time, on the first business day following the Expiration Date, or upon the request from the Company from time to time thereafter, the Subscription Agent shall certify in writing to the Company the cumulative totals through the Expiration Date of all the information set forth in clauses (i) through (x) above. At or before 5:00 p.m., New York City time, on the third business day following receipt from the Company of written instructions to mail the Units subscribed for pursuant to the Rights, the Subscription Agent will execute and deliver to the Company a certificate in the form of Exhibit B hereto. The Subscription Agent shall also maintain and update a listing of holders who have fully or partially exercised their Rights and holders who have not exercised their Rights. The Subscription Agent shall provide the Company or their designees with such information compiled by the Subscription Agent pursuant to this Section 12 as any of them shall request from time to time by telephone or telecopy. The Subscription Agent hereby represents, warrants and agrees that the information contained in each notification referred to in this Section 12 shall be accurate in all material respects.

        12.2    Further Information.    In addition, the Subscription Agent shall provide and shall cooperate in making available to the Company, upon oral request made from time to time, such other information as the Company may reasonably request.

ARTICLE XIII
FUTURE INSTRUCTIONS

        13.1    Future Instructions.    With respect to notices or instructions to be provided by the Company hereunder, the Subscription Agent may rely and act on any written instruction signed by any one or more of the following authorized officers or employees of the Company: Hal M. Krisbergh, James V. Agnello or Randall J. Gort.

ARTICLE XIV
PAYMENT OF EXPENSES

        14.1    Payment of Expenses.    The Company will pay the Subscription Agent for its services under this Agreement in accordance with the fees listed on Schedule I attached hereto, and will reimburse the Subscription Agent for all reasonable and necessary expenses incurred by it in so acting.

ARTICLE XV
COUNSEL

        15.1    Counsel.    The Subscription Agent may consult with counsel satisfactory to it, which may be counsel to the Company, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Subscription Agent hereunder in good faith and in accordance with such advice or opinion of such counsel.

ARTICLE XVI
INDEMNIFICATION

        16.1    Indemnification.    The Company covenants and agrees to indemnify and hold the Subscription Agent harmless against any costs, expenses (including reasonable fees for legal counsel), losses or damages, which may be paid, incurred or suffered by or to which the Subscription Agent may become subject, arising from or out of, directly or indirectly, any claim or liability resulting from its actions pursuant to this Agreement and for which the Subscription Agent is not otherwise reimbursed under the mail loss surety bond; provided that such covenant and agreement does not extend to such costs, expenses, losses and damages incurred or suffered by the Subscription Agent as a result of, or arising out of, any negligence, misconduct or bad faith of the Subscription Agent or of any employees, agents or independent contractors used by the Subscription Agent in connection with performance of its duties hereunder.

ARTICLE XVII
MISCELLANEOUS

        17.1    Notices.    Unless otherwise provided herein, all reports, notices and other communications required or permitted to be given hereunder shall be in writing and delivered by hand or telecopy or by first class mail, postage prepaid, as follows:

          (a)  If to the Company, to:

    WorldGate Communications, Inc.
    3190 Tremont Avenue
    Trevose, Pennsylvania 19053
    Attention: Randall J. Gort, Esq.
    Telecopy No. (215) 354-1049

    With a copy to:

    Walter J. Mostek, Jr., Esq.
    Drinker Biddle & Reath LLP
    1000 Westlakes Drive, Suite 300
    Berwyn, Pennsylvania 19312
    Telecopy No. (610) 993-8585

          (b)  If to the Subscription Agent, to:

    American Stock Transfer & Trust Company
    40 Wall Street
    New York, New York 10005
    Attention: Herbert Lemmer
    Telecopy No. (718) 921-8310

        17.2    Amendments and Waivers.    This Agreement may not be amended or modified except by a written instrument or document which has been executed by all of the parties hereto. Any party hereto may waive any of its rights arising under this Agreement only by a written instrument or document executed by such party, and any such waiver shall not be construed as a waiver of any subsequent, or other, right of such party.

        17.3    Invalidity.    If one or more of the terms of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining terms of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable term or terms had never been contained herein.

        17.4    Binding Effect and Assignments.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns; provided, however, that, without the prior written consent of the Company, the Subscription Agent may not assign any of its interests, rights or obligations arising out of this Agreement.

        17.5    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the date first written above.

WORLDGATE COMMUNICATIONS, INC.
By:
Name:
Title:
AMERICAN STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

SCHEDULE I

SUBSCRIPTION AGENT AGREEMENT

        FEES AS SUBSCRIPTION AGENT:

EXHIBIT A

CERTIFICATE OF SUBSCRIPTION AGENT FOR RIGHTS TO SUBSCRIBE FOR UNITS OF WORLDGATE COMMUNICATIONS, INC.

        The American Stock Transfer & Trust Company (the "Agent") does hereby certify that:

        1.    The Agent has been duly appointed and authorized to act as Subscription Agent in connection with the issuance of rights (the "Rights") to subscribe for the purchase of Units, each Unit consisting of one share of Common Stock and one Warrant of WorldGate Communications, Inc., a Delaware corporation (the "Company"), pursuant to the Company's Prospectus, dated            , 2002.

        2.    As of the close of business on                        , 2002, there were issued and outstanding                        shares of the Company's Common Stock, $0.01 par value per share.

        3.    As such Subscription Agent, the Agent has as of this date issued, countersigned and mailed Rights Certificates evidencing the right to purchase            Units, together with accompanying Prospectus and other materials, in accordance with the obligations of the Agent set forth in the Subscription Rights Agreement, dated                        , 2002, between the Company and the Agent.

        4.    Said certificates contain facsimile signatures of officers of the Company and were countersigned on behalf of the Agent, as Subscription Agent, by authorized officers of the Agent who were at the time of affixing their signatures and still are duly authorized to countersign such certificates.

        Dated:                        , 2002.

AMERICAN STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

EXHIBIT B

CERTIFICATE OF SUBSCRIPTION AGENT FOR RIGHTS TO SUBSCRIBE FOR UNITS OF WORLDGATE COMMUNICATIONS, INC.

        The American Stock Transfer & Trust Company (the "Agent") does hereby certify that:

        1.    The Agent is the duly appointed and authorized Transfer Agent and Registrar for WorldGate Communications, Inc., a Delaware corporation (the "Company"), with respect to the Company's Common Stock and Warrants.

        2.    As such Transfer Agent and Registrar, it has as of this date issued and countersigned certificates for                        shares of Common Stock and certificates for             Warrants as an original issue pursuant to the written order of the Company, in accordance with the obligations of the Agent set forth in the Subscription Rights Agreement (the "Agreement"), dated                        , 2002, between the Company and the Agent.

        3.    Said certificates contain facsimile signatures of officers of the Company and were countersigned or authenticated, as the case may be, on behalf of the Agent, as Transfer Agent and Registrar, by authorized officers of the Agent who were at the time of affixing their signatures and still are duly authorized to countersign or authenticate such certificates.

        4.    In its role as Subscription Agent pursuant to the Agreement, the Agent has mailed to the parties entitled thereto, in accordance with the Agreement, the shares of Common Stock and the Warrants described in Section 2 above of this Certificate.

        Dated:                        , 2002.

AMERICAN STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

QuickLinks

  Exhibit 4.1
SCHEDULE I SUBSCRIPTION AGENT AGREEMENT
EXHIBIT A
EXHIBIT B
CERTIFICATE OF SUBSCRIPTION AGENT FOR RIGHTS TO SUBSCRIBE FOR UNITS OF WORLDGATE COMMUNICATIONS, INC.